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                                   Exhibit 24

                                POWER OF ATTORNEY


                  We the undersigned directors of Sodexho Marriott Services, Inc. (the "Corporation"), do hereby constitute and appoint Robert A. Stern and Joan Rector McGlockton, or either or both of them, with full power of substitution, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and our behalf in our capacities as directors for the purpose of executing and filing on behalf of the Corporation, a Transition Report on Form 10-K for the fiscal year ended August 28, 1998, including any exhibits thereto and any and all amendments thereto; and we hereby ratify and confirm all that said attorneys and agents shall do or cause to be one by virtue thereof.

                  IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Power of Attorney on and as of October 15, 1998.




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

/s/ WILLIAM J. SHAW                                      /s/ PIERRE BELLON
------------------------------------------------         -----------------------------------------------
William J. Shaw, Director                                Pierre Bellon, Director

/s/ BERNARD CARTON
------------------------------------------------         -----------------------------------------------
Bernard Carton, Director                                 Edouard de Royere

/s/ JOHN W. MARRIOTT, III                                /s/ DOCTOR R. CRANTS
------------------------------------------------         -----------------------------------------------
John W. Marriott, III, Director                          Doctor R. Crants, Director

/s/ DANIEL J. ALTOBELLO                                  /s/ CHARLES D. O'DELL
------------------------------------------------         -----------------------------------------------
Daniel J. Altobello, Director                            Charles D. O'Dell, Director

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